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                                                           Exhibit 23.5


                              CONSENT OF INDEPENDENT AUDITORS

Board of Directors
California Federal Bank, F.S.B.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Offering Circular. Our report refers to a change in accounting for certain acquisitions of banking and thrift institutions in 1994 and a change in accounting for certain investments in debt and equity securities in 1993.


                                                KPMG Peat Marwick LLP
                                                ------------------------
                                                KPMG Peat Marwick LLP

Los Angeles, California
January 13, 1997